Exhibit 99.2

Investor Contact: Steve Somers, CFA 703-387-5876 ssomers@rosettastone.com Third Quarter 2012 Results November 7, 2012

Certain information contained in this presentation and certain comments today constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for our language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products and services; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international expansion and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Institutional business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to stabilize our business in the U.S. consumer market including realigning our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the consumer space; adverse trends in general economic conditions and the other factors including the “Risk Factors” more fully described in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s annual report on Form 10-K for the year period ended December 31, 2011, which is on file with the SEC. We encourage you to review those factors before making any investment decision. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Today’s presentation and discussion also contains references to non-GAAP financial measures. The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on November 7, 2012. Management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision. Safe Harbor 2

Steve Swad President & Chief Executive Officer Overview and 3Q12 Review

3Q12 Review 4

Strategic Focus – Progress in 3Q12 Three priorities: Balance margins and growth investments TOTALe refresh Poised to roll-out new tiered product bundles New ads targeting Hispanic market Launched ReFLEX in Japan Launched app for Nook; Fire in process Released basic cloud-based AI Testing digital download Improved social and gaming Groupon & Facebook campaigns New partner deals Korean proctors

Tom Pierno CFO Financial Review 6

Bookings & Revenues 3Q11 3Q12 % Change Total Bookings1 $66.1 $ 72.1 9% Total Revenue $64.2 $ 64.3 0% Bookings represent executed sales contracts received by the company that are either recorded immediately as revenue or as deferred revenue. 7

Adjusted EBITDA Adjusted EBITDA equals GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization, stock-based compensation expenses, restructuring costs and any expenses related to the lawsuit against Google, Inc. 3Q11 3Q12 % Change Adjusted EBITDA1 $ (1.8) $ 1.8 200% Adjusted EBITDA margin -2.8% 2.8% 560bps 8

Consumer & Institutional Revenues 9 Revenue 3Q11 3Q12 % Change Consumer $ 48.7 $ 49.8 2% Institutional $ 15.5 $ 14.5 -6% Total $ 64.2 $ 64.3 0%

Consumer Bookings vs. Revenue 10 Bookings represent executed sales contracts received by the company that are either recorded immediately as revenue or as deferred revenue.

Consumer Revenues – U.S. & International 3Q11 3Q12 % Change U.S. $ 37.7 $ 39.7 5% International $ 11.0 $ 10.1 -8% Total $ 48.7 $ 49.8 2% 11

Global Consumer Revenue by Channel 3Q11 3Q12 % Change Direct $ 31.2 $ 35.1 13% Kiosk $ 7.0 $ 4.1 -41% Global Retail $ 9.0 $ 8.9 -1% Homeschool $ 1.5 $ 1.6 6% Total $ 48.7 $ 49.8 2% 12

Product Units & Online Learners 13

Adjusted EBITDA and Free Cash Flow Adjusted EBITDA equals GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization, stock-based compensation expenses, restructuring costs and any expenses related to the lawsuit against Google, Inc. Free Cash Flow equals Cash Flow from Operating Activities less capital expenditures 3Q11 3Q12 % Change Adjusted EBITDA1 $ (1.8) $ 1.8 200% Free Cash Flow2 $ (4.5) $ 4.5 200% 14

Balance Sheet Summary Balance Sheet 12/31/2011 9/30/2012 $ Millions Cash, cash equivalents & ST investments $116.3 $126.1 Accounts receivable, net $52.0 $39.7 Inventory $6.7 $6.8 Total assets $277.2 $253.3 Deferred revenue $51.9 $57.8 Total debt - - Total liabilities $106.0 $114.7 Equity $171.2 $138.6 Total liabilities and stockholders’ equity $277.2 $253.3 15

Financial Outlook – 2012 Adjusted EBITDA equals GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization, stock-based compensation expenses, restructuring costs and any expenses related to the lawsuit against Google, Inc. Adjusted net loss and adjusted net loss per share exclude the impact of legal expenses related to the lawsuit against Google, Inc. and all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. 2012 Guidance Previous Updated Revenue $270MM to $285MM Same Adjusted EBITDA1 $6MM to $8MM $8MM to $10MM Adjusted Net Loss2 ($6MM) to ($4MM) Same Adjusted Net Loss2 per share ($0.33) to ($0.20) ($0.30) to ($0.20) Shares outstanding ~21MM Same Capital Expenditures $8MM to $11MM $5MM to $8MM 16